As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

RadiSys Corporation 401(k) Savings Plan
(Full title of the plan)

Julia A. Harper
Chief Financial Officer, Vice President of Finance and Administration and Secretary
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address and telephone number, including area code, of agent for service)

with a copy to:
Daniel W. Rabun
Baker & McKenzie
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

401(k) SAVINGS PLAN Common Stock, no par value	150,000 shares	$16.42	$2,463,000	$200

(1) The shares of common stock of RadiSys Corporation being registered consist of shares to be acquired in open market purchases under the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933. The price is based upon the average of the high and low prices of RadiSys Corporation common stock on December 19, 2003, as reported on the Nasdaq National Market.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY STATEMENT

     This registration statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register 150,000 shares of common stock, which shares are in addition to those previously registered on the Registration Statement on Form S-8 (File No. 333-50584) filed with the Securities and Exchange Commission (the "Commission") on November 24, 2000, for use in connection with the RadiSys Corporation 401(k) Savings Plan (the "Plan"). The contents of the Registration Statement on Form S-8 (File No. 333-50584) previously filed with the Commission on November 24, 2000, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number
23	Consent of PricewaterhouseCoopers LLP
24	Powers of Attorney

     The registrant undertakes that the registrant will submit or has submitted the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 23rd day of December, 2003.

RADISYS CORPORATION

By:	/s/ Scott C. Grout
Scott C. Grout, President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director	December 23, 2003

/s/ Julia A. Harper Julia A. Harper	Chief Financial Officer, Vice President of Finance and Administration and Secretary	December 23, 2003

/s/ C. Scott Gibson* C. Scott Gibson	Chairman of the Board and Director	December 23, 2003

/s/ Ken J. Bradley* Ken J. Bradley	Director	December 23, 2003

/s/ Richard J. Faubert* Richard J. Faubert	Director	December 23, 2003

/s/ Dr. William W. Lattin* Dr. William W. Lattin	Director	December 23, 2003

/s/ Kevin C. Melia* Kevin C. Melia	Director	December 23, 2003

/s/ Carl W. Neun* Carl W. Neun	Director	December 23, 2003

/s/ Jean-Pierre D. Patkay* Jean-Pierre D. Patkay	Director	December 23, 2003

/s/ Jean-Claude Peterschmitt* Jean-Claude Peterschmitt	Director	December 23, 2003

* By /s/ Scott C. Grout Scott C. Grout, as attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on December 23, 2003.

RADISYS CORPORATION 401(k) SAVINGS PLAN

By:	/s/ Julia A. Harper
Julia A. Harper, Administrative Committee Member

EXHIBIT INDEX

Exhibit Number	Description
23	Consent of PricewaterhouseCoopers LLP
24	Powers of Attorney